Exhibit 3.11

CHC Helicopter Holding S.à r.l.

Société à responsabilité limitée

Registered office:	13-15, Avenue de la Liberté
L-1931 Luxembourg

Before: CHC Helicopter LLC

Limited liability company

Registered office: 1209, Orange Street, 19801 Wilmington,

Delaware, United States of America

Registration number: 4566500

ASSEMBLEE GENERALE EXTRAORDINAIRE

DU 21 SEPTEMBRE 2010

Numéro                      /2010

In the year two thousand and ten, the twenty-first day of September.

Before us, Maître Martine Schaeffer, notary residing in Luxembourg, Grand Duchy of Luxembourg.

THERE APPEARED:

6922767 Holding S.à r.l., a private limited liability company (société à responsabilité limitée), having its registered office at 13-15, Avenue de la Liberté, L-1931 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 136.792, and having a share capital amounting to EUR 1,184,793,767, hereby represented by Mr Raymond THILL, “maître en droit”, residing in Luxembourg, by virtue of a proxy given under private seal.

Which proxy, after having been signed ne varietur by the proxyholder acting on behalf of the appearing party and the undersigned notary, shall remain attached to the present deed to be filed with such deed with the registration authorities.

The appearing party, represented as stated above, has requested the undersigned notary to record the following:

I. the appearing party is the sole shareholder (the Sole Shareholder) of CHC Helicopter LLC, a limited liability company incorporated and organized under the laws of the United States of America, having its registered office at 1209, Orange Street, 19801 Wilmington, Delaware, United States of America, registered with the trade register under number 4566500 (the Company);

II. that 28,310 units of the Company representing the entire share capital of the Company, are duly represented at this meeting which is consequently regularly constituted and may deliberate upon the items on the agenda (the Meeting), hereinafter reproduced;

III. that by a resolution of the board of managers of the Company validly adopted on 20 September, 2010, the Company resolved to transfer its registered seat, principal establishment and place of effective management from 1209, Orange Street, 19801 Wilmington, Delaware, United States of America to the City of Luxembourg, Grand Duchy of Luxembourg, with immediate effect without the Company being dissolved but on the contrary with full corporate and legal continuance. All formalities required under the laws of the State of Delaware to give effect to that resolution have been duly performed;

IV. That the agenda of the Meeting is worded as follows:

1. Transfer and migration of the registered office and the principal establishment of the Company from 1209, Orange Street, 19801 Wilmington, Delaware, United States of America to Luxembourg, Grand-Duchy of Luxembourg, as from the date of the notarial deed, without the Company being dissolved but on the contrary with full corporate and legal continuance, it being understood that the Company’s central administration and mind and management are already located in Luxembourg.;

2. Adoption by the Company of the legal form of a private limited liability Company (société à responsabilité limitée) with the name “CHC Helicopter Holding S.à r.l.” and acceptance of the Luxembourg nationality arising from the transfer of the registered office and principal establishment of the Company to Luxembourg, Grand Duchy of Luxembourg, it being understood that the Company’s central administration and mind and management are already located in Luxembourg;

3. Amendment and complete restatement of the Company’s articles of association so as to conform them to the laws of Luxembourg, as a consequence of the Company becoming a Luxembourg law governed company subject to the Luxembourg company act, having an issued share capital of at least EUR 12,500 and adoption of the following corporate object:

“3.1 The purpose of the Company is the acquisition of participations, in Luxembourg or abroad, in any companies or enterprises in any form whatsoever and the management of such participations. The Company may in particular acquire by subscription, purchase and exchange or in any other manner any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. It may further invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin. The Company may enter into lease agreements in respect of aircrafts as lessee with third parties and sub-lease those aircrafts to its direct and indirect subsidiaries or affiliated companies.

3.2 The Company may borrow in any form, except by way of public offer. It may issue, by way of private placement only, notes, bonds and any kind of debt and equity securities. The Company may lend funds including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies. The Company may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over all or some of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person. For the avoidance of doubt, the Company may not carry out any regulated activities of the financial sector without having obtained the required authorisation.

3.3. The Company may use any techniques and instruments to efficiently manage its investments and to protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.4 The Company may carry out any commercial, financial or industrial operations and any transactions with respect to real estate or movable property which, directly or indirectly, favour or relate to its corporate object.”

4. Approval of the Company’s (interim) closing balance sheet in the United States of America, being the opening balance sheet in the Grand Duchy of Luxembourg and confirmation of the description and consistency of all the assets and liabilities of the Company and of the paid-up issued share capital of the Company;

5. Acknowledgment of the resignation of the current managers and granting of discharge and appointment of the new Luxembourg managers for an unlimited duration;

6. Establishment of the registered office and principal establishment of the Company at 13-15, Avenue de la Liberté, L-1931 Luxembourg, Grand Duchy of Luxembourg; and

7. Miscellaneous.

V. That the Sole Shareholder has taken the following resolutions:

FIRST RESOLUTION

The Sole Shareholder resolves to transfer and migrate the registered office and the principal establishment of the Company from 1209, Orange Street, 19801 Wilmington, Delaware, United States of America to Luxembourg, Grand Duchy of Luxembourg with immediate effect, without the Company being dissolved but on the contrary with full corporate and legal continuance. It is understood that the Company’s central administration and mind and management are already located in Luxembourg. The Sole Shareholder further declares that all formalities required under the laws of the State of Delaware to give effect to such transfer have been duly performed.

SECOND RESOLUTION

The Sole Shareholder resolves that the Company adopts the legal form of a private limited liability Company (société à responsabilité limitée) with the name CHC Helicopter Holding S.à r.l. and acceptance of the Luxembourg nationality arising from the transfer of the registered office and the principal establishment of the Company to Luxembourg, it being understood that the Company’s central administration and mind and management are already located in Luxembourg.

THIRD RESOLUTION

As a result of the above resolutions, the Sole Shareholder resolves to amend and completely restate the articles of association of the Company so as to conform them to Luxembourg laws.

The restated articles of association of the Company shall read as follows:

“I. Name - Registered office - Object - Duration

Art. 1. Name. There is formed a private limited liability company (société à responsabilité limitée) under the name “CHC Helicopter Holding S.à r.l.” (hereafter the Company), which will be governed by the laws of Luxembourg, in particular by the law dated August 10, 1915, on commercial companies, as amended (hereafter the Law), as well as by the present articles of association (hereafter the Articles).

Art. 2. Registered office.

2.1. The registered office of the Company is established in Luxembourg- City, Grand Duchy of Luxembourg. It may be transferred within the boundaries of the municipality by a resolution of the board of managers of the Company. The registered office may further be transferred to any other place in the Grand Duchy of Luxembourg by means of a resolution of the single shareholder or the general meeting of shareholders adopted in the manner required for the amendment of the Articles.

2.2. Branches, subsidiaries or other offices may be established either in the Grand Duchy of Luxembourg or abroad by a resolution of the board of managers of the Company. Where the board of managers of the Company determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events would interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these extraordinary circumstances. Such temporary measures shall have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company.

Art. 3. Object.

3.1 The purpose of the Company is the acquisition of participations, in Luxembourg or abroad, in any companies or enterprises in any form whatsoever and the management of such participations. The Company may in particular acquire by subscription, purchase and exchange or in any other manner any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. It may further invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin. The Company may enter into lease agreements in respect of aircrafts as lessee with third parties and sub-lease those aircrafts to its direct and indirect subsidiaries or affiliated companies.

3.2 The Company may borrow in any form, except by way of public offer. It may issue, by way of private placement only, notes, bonds and any kind of debt and equity securities. The Company may lend funds including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies. The Company may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over all or some of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person. For the avoidance of doubt, the Company may not carry out any regulated activities of the financial sector without having obtained the required authorisation.

3.3. The Company may use any techniques and instruments to efficiently manage its investments and to protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.4 The Company may carry out any commercial, financial or industrial operations and any transactions with respect to real estate or movable property which, directly or indirectly, favour or relate to its corporate object.

Art. 4. Duration.

4.1. The Company is formed for an unlimited period of time.

4.2 The Company shall not be dissolved by reason of death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or several of the shareholders.

II. Capital - Shares

Art. 5. Capital.

5.1. The Company’s corporate capital is fixed at twelve thousand five hundred euro (EUR 12,500) represented by twelve thousand five hundred (12,500) shares in registered form with a par value of one euro (EUR 1) each, all subscribed and fully paid-up.

5.2. The share capital of the Company may be increased or reduced at any time by a resolution of the single shareholder or, as the case may be, by the general meeting of shareholders, adopted in the manner required for the amendment of the Articles.

Art. 6. Shares.

6.1. The shares are indivisible and the Company recognises only one (1) owner per share.

6.2. Shares are freely transferable among shareholders.

Where the Company has a sole shareholder, shares are freely transferable to third parties.

Where the Company has more than one shareholder, the transfer of shares (inter vivos) to third parties is subject to the prior approval of the shareholders representing at least three-quarters (3/4) of the share capital.

The transfer of shares by reason of death to third parties must be approved by the shareholders representing three-quarters (3/4) of the rights owned by the survivors.

A share transfer is only binding upon the Company or third parties following a notification to, or acceptance by, the Company in accordance with article 1690 of the Civil Code.

6.3. A register of shareholders is kept at the registered office and may be examined by each shareholder upon request.

6.4. The Company may redeem its own shares provided that the Company has sufficient distributable reserves for that purpose or if the redemption results from a reduction of the Company’s share capital.

III. Management - Representation

Art. 7. Appointment and removal of managers.

7.1. The Company is managed by one or more managers appointed by a resolution of the shareholders, which sets the term of their office. The managers need not be shareholders.

7.2. The managers may be removed at any time (with or without cause) by a resolution of the shareholders.

Art. 8. Board of managers.

If several managers are appointed, they constitute the board of managers (the Board) composed of class A managers and class B managers.

8.1. Powers of the board of managers

(i) All powers not expressly reserved to the shareholder(s) by the Law or the Articles fall within the competence of the Board, who has all powers to carry out and approve all acts and operations consistent with the corporate object.

(ii) Special and limited powers may be delegated for specific matters to one or more agents by the Board.

8.2. Procedure

(i) The Board meets upon the request of any two (2) managers, at the place indicated in the convening notice which, in principle, is in Luxembourg.

(ii) Written notice of any meeting of the Board is given to all managers at least twenty-four (24) hours in advance, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.

(iii) No notice is required if all members of the Board are present or represented and if they state to have full knowledge of the agenda of the meeting. Notice of a meeting may also be waived by a manager, either before or after a meeting. Separate written notices are not required for meetings that are held at times and places indicated in a schedule previously adopted by the Board.

(iv) A manager may grant a power of attorney to another manager in order to be represented at any meeting of the Board.

(v) The Board can validly deliberate and act only if a majority of its members is present or represented and at least one class A manager and one class B manager is present or represented. Resolutions of the Board are validly taken by a majority of the votes cast provided that at least one class A manager approves the resolution. The resolutions of the Board are recorded in minutes signed by the chairman of the meeting or, if no chairman has been appointed, by all the managers present or represented.

(vi) Any manager may participate in any meeting of the Board by telephone or video conference or by any other means of communication allowing all the persons taking part in the meeting to identify, hear and speak to each other. The participation by these means is deemed equivalent to a participation in person at a meeting duly convened and held.

(vii) Circular resolutions signed by all the managers (the Managers Circular Resolutions), are valid and binding as if passed at a Board meeting duly convened and held and bear the date of the last signature.

8.3. Representation

(i) The Company is bound towards third parties in all matters by the joint signatures of one class A manager and one class B manager.

(ii) The Company is also bound towards third parties by the signature of any persons to whom special powers have been delegated.

Art. 9. Sole manager.

9.1. If the Company is managed by a sole manager, any reference in the Articles to the Board or the managers is to be read as a reference to such sole manager, as appropriate.

9.2. The Company is bound towards third parties by the signature of the sole manager.

9.3. The Company is also bound towards third parties by the signature of any persons to whom special powers have been delegated.

Art. 10. Liability of the managers.

10.1. The managers may not, by reason of their mandate, be held personally liable for any commitments validly made by them in the name of the Company, provided such commitments comply with the Articles and the Law.

IV. General meetings of shareholders

Art. 11. General meetings of shareholders and shareholders circular resolutions.

11.1. Powers and voting rights

(i) Resolutions of the shareholders are adopted at a general meeting of shareholders (the General Meeting) or by way of circular resolutions (the Shareholders Circular Resolutions) in case the number of shareholders of the Company is less or equal to twenty-five.

(ii) Where resolutions are to be adopted by way of Shareholders Circular Resolutions, the text of the resolutions is sent to all the shareholders, in accordance with the Articles. Shareholders Circular Resolutions signed by all the shareholders are valid and binding as if passed at a General Meeting duly convened and held and bear the date of the last signature.

(iii) Each share entitles to one (1) vote.

11.2. Notices, quorum, majority and voting procedures

(i) The shareholders are convened to General Meetings or consulted in writing at the initiative of any manager or shareholders representing more than one-half (1/2) of the share capital.

(ii) Written notice of any General Meeting is given to all shareholders at least eight (8) calendar days in advance of the date of the meeting, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.

(iii) General Meetings are held at such place and time specified in the notices.

(iv) If all the shareholders are present or represented and consider themselves as duly convened and informed of the agenda of the meeting, the General Meeting may be held without prior notice.

(v) A shareholder may grant a written power of attorney to another person, whether or not a shareholder, in order to be represented at any General Meeting.

(vi) Resolutions to be adopted at General Meetings or by way of Shareholders Circular Resolutions are passed by shareholders owning more than one-half (1/2) of the share capital. If this majority is not reached at the first General Meeting or first written consultation, the shareholders are convened by registered letter to a second General Meeting or consulted a second time and the resolutions are adopted at the General Meeting or by Shareholders Circular Resolutions by a majority of the votes cast, regardless of the proportion of the share capital represented.

(vii) The Articles are amended with the consent of a majority (in number) of shareholders owning at least three-quarters (3/4) of the share capital.

(viii) Any change in the nationality of the Company and any increase of a shareholder’s commitment in the Company require the unanimous consent of the shareholders.

Art. 12. Sole shareholder.

12.1 Where the number of shareholders is reduced to one (1), the sole shareholder exercises all powers conferred by the Law to the General Meeting.

12.2. Any reference in the Articles to the shareholders and the General Meeting or to Shareholders Circular Resolutions is to be read as a reference to such sole shareholder or the resolutions of the latter, as appropriate.

12.3. The resolutions of the sole shareholder are recorded in minutes or drawn up in writing.

V. Annual accounts - Allocation of profits

Art. 13. Accounting Year.

13.1. The financial year begins on the first (1) of May and ends on the thirty (30) of April of the next year.

13.2. Each year, the Board prepares the balance sheet and the profit and loss account, as well as an inventory indicating the value of the Company’s assets and liabilities, with an annex summarising the Company’s commitments and the debts of the manager(s) and shareholders towards the Company.

13.3. Each shareholder may inspect the inventory and the balance sheet at the registered office.

13.4. The balance sheet and profit and loss account are approved at the annual General Meeting or by way of Shareholders Circular Resolutions within six (6) months from the closing of the financial year.

13.5. In case the number of shareholders of the Company exceeds twenty-five (25), the annual General Meeting shall be held each year on the first Tuesday of June each year at 3.00 pm at the registered office of the Company, and if such day is not a day on which banks are opened for general business in the city of Luxembourg (i.e. a Business Day), on the next following Business Day at the same time and place.

Art. 14. Commissaire aux comptes - Réviseurs d’entreprises.

14.1. In case the number of shareholders of the Company exceeds twenty-five (25), the supervision of the Company shall be entrusted to one or more statutory auditor(s) (commissaire(s) aux comptes), who may or may not be shareholders.

14.1 The operations of the Company are supervised by one or several réviseurs d’entreprises, when so required by law.

14.2. The shareholders appoint the commissaires aux comptes, if any and réviseurs d’entreprises, if any, and determine their number, remuneration and the term of their office, which may not exceed six (6) years. The commissaires aux comptes and the réviseurs d’entreprises may be re-appointed.

Art. 15. Allocation of Profits.

15.1. From the annual net profits of the Company, five per cent (5%) is allocated to the reserve required by Law. This allocation ceases to be required when the legal reserve reaches an amount equal to ten per cent (10%) of the share capital.

15.2. The shareholders determine how the balance of the annual net profits is disposed of. It may allocate such balance to the payment of a dividend, transfer such balance to a reserve account or carry it forward.

15.3. Interim dividends may be distributed, at any time, under the following conditions:

(i) interim accounts are drawn up by the Board;

(ii) these interim accounts show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by carried forward profits and distributable reserves, and decreased by carried forward losses and sums to be allocated to the legal reserve;

(iii) the decision to distribute interim dividends must be taken by the shareholders within two (2) months from the date of the interim accounts;

(iv) the rights of the creditors of the Company are not threatened, taking into account the assets of the Company; and

(v) where the interim dividends paid exceed the distributable profits at the end of the financial year, the shareholders must refund the excess to the Company.

VI. Dissolution - Liquidation

16.1. The Company may be dissolved at any time, by a resolution of the shareholders, adopted by one-half (1/2) of the shareholders holding three- quarters (3/4) of the share capital. The shareholders appoint one or several liquidators, who need not be shareholders, to carry out the liquidation and determine their number, powers and remuneration. Unless otherwise decided by the shareholders, the liquidators have the broadest powers to realise the assets and pay the liabilities of the Company.

16.2. The surplus after the realisation of the assets and the payment of the liabilities is distributed to the shareholders in proportion to the shares held by each of them.

VI. General provision

17.1. Notices and communications are made or waived and the Managers Circular Resolutions as well as the Shareholders Circular Resolutions are evidenced in writing, by telegram, telefax, e-mail or any other means of electronic communication.

17.2. Powers of attorney are granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a manager in accordance with such conditions as may be accepted by the Board.

17.3. Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements to be deemed equivalent to handwritten signatures. Signatures of the Managers Circular Resolutions or the Shareholders Circular Resolutions, as the case may be, are affixed on one original or on several counterparts of the same document, all of which taken together constitute one and the same document.

17.4. All matters not expressly governed by the Articles are determined in accordance with the Law and, subject to any non waivable provisions of the law, any agreement entered into by the shareholders from time to time.

FOURTH RESOLUTION

The Sole Shareholder resolves to approve the Company’s (interim) closing balance sheet in the United States of America, being the opening balance sheet in the Grand Duchy of Luxembourg as at the date of the notarial deed, a copy of which shall remain attached to the present deed.

The Sole Shareholder records that the description and consistency of all the assets and liabilities of the Company and of the paid-up issued share capital of the Company results from the aforementioned balance sheet.

The Sole Shareholder states that all the assets and liabilities of the Company, whitout limitation, remain the ownership in the entirety of the Company, which continues to own all its assets and continues to be obliged by all its liabilities and commitments.

The Sole Shareholder states that the total value of all assets and liabilities of the Company is at least equal to the aggregate of the issued share capital of the Company, being EUR 12,500, represented by 12,500 shares with a par value of EUR 1 each, which has been confirmed by a management certificate of CHC Helicopter LLC shown to the undersigned Notary.

FIFTH RESOLUTION

The Sole Shareholder resolves to acknowledge with immediate effect the resignation of the managers of the Company from their position as managers of the Company and grant them discharge for the performance of its duties as from the date of their appointment as managers of the Company until the date hereof.

The Sole Shareholder further resolves:

1. to appoint with immediate effect as class A managers of the Company for an indefinite period of time:

•	Mark McComiskey, born on October 14, 1972 in Dublin (Ireland), with professional address at First Reserve Corporation, One Lafayette Place, Greenwich, CT 06830, USA;

•	Dod Wales, born on November 26, 197 in Cincinnati, Ohio (USA), with professional address at First Reserve Corporation, One Lafayette Place, Greenwich, CT 06830, USA; and

•	Daren Schneider, born on November 21, 1968, in New York (USA), with professional address at One Lafayette Place, Greenwich, CT 06830, USA.

2. to appoint with immediate effect as class B managers of the Company for an indefinite period of time:

•

ATC Management (Luxembourg) S.à r.l., a private limited liability company incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg register of Commerce and Companies under number B 103.336;

•	Paul Lamberts, born on September 18, 1965, in Tilburg (the Netherlands), with professional address 13-15, avenue de la Liberté, L-1931 Luxembourg, Grand Duchy of Luxembourg;

•	Richard Brekelmans, born on September 12, 1960 in Amsterdam (the Netherlands), with professional address 13-15, avenue de la Liberté, L-1931 Luxembourg, Grand Duchy of Luxembourg; and

•	Johan Dejans, born on November 17, 1966 in Aarschot (Belgium) with professional address 13-15, avenue de la Liberté, L-1931 Luxembourg, Grand Duchy of Luxembourg.

SIXTH RESOLUTION

The Sole Shareholder resolves to establish the registered office and the principal establishment of the Company at 13-15, avenue de la Liberté, L-1931 Luxembourg, Grand Duchy of Luxembourg, it being understood that the Company’s mind and management is already located at the same address.

ESTIMATE OF COSTS

The expenses, costs, remunerations and charges in any form whatsoever, which shall be borne by the Company as a result of the present deed are estimated to be approximately six thousand eight hundred euro (EUR 6, 800.-)

The undersigned notary who understands and speaks English, states herewith that on request of the above appearing party, the present deed is worded in English, followed by a French version, at the request of the same appearing party, in case of discrepancies between the English and the French texts, the English version will be prevailing.

Whereof the present notarial deed is drawn in Luxembourg, on the year and day first above written.

The document having been read to the proxyholder of the appearing party, the proxyholder of the appearing parties signed together with us, the notary, the present original deed.

TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE

L’an deux mille dix, le vingt et un septembre.

Par-devant Maître Martine Schaeffer, notaire de résidence à Luxembourg, Grand-Duché de Luxembourg.

A COMPARU:

6922767 Holding S.à r.l., une société à responsabilité limitée, ayant son siège social à 13-15, Avenue de la Liberté, L-1931 Luxembourg, Grand-Duché de Luxembourg, enregistrée au registre du commerce et des sociétés de Luxembourg sous le numéro B 136.792 et dont le capital social s’élève à EUR 1,184793,767.

ici représentée par Monsieur Raymond THILL, maître en droit, demeurant professionnellement à Luxembourg, en vertu d’une procuration donnée sous seing privé.

Ladite procuration, après avoir été signée ne varietur par le mandataire agissant pour le compte de la partie comparante et le notaire instrumentant, restera annexée au présent acte pour être soumise avec lui aux formalités de l’enregistrement.

Ladite partie comparante, représentée comme indiqué ci-dessus, a requis le notaire instrumentant d’acter ce qui suit:

I. que la partie comparante est l’associé unique (L’Associé Unique) de CHC Helicopter LLC, une société à responsabilité limitée, constituée et organisée selon les lois des Etats-Unis, ayant son siège social au 1209, Orange Street, 19801 Wilmington, Delaware, Etats-Unies d’Amérique, enregistrée auprès du registre des sociétés sous le numéro 4566500 (la Société);

II. que 28.310 unités de la Société représentant la totalité du capital social de la Société, sont dûment représentés à l’assemblée, qui est ainsi valablement constituée et peut valablement délibérer sur tous les points à l’ordre du jour (L’Assemblée), représentés ci-dessous;

III. que par une résolution du conseil de gérance valablement adoptée le 20 septembre 2010, la Société a décidé de transférer son siège social, l’établissement principal et le lieu de gestion effective de 1209, Orange Street, 19801 Wilmington, Delaware, Etats-Unies d’Amérique à Luxembourg, Grand-Duché de Luxembourg, avec effet immédiat sans dissolution de la Société mais au contraire avec pleine continuation de sa personnalité morale et juridique. Toutes les formalités requises selon les lois de l’Etat du Delaware afin d’appliquer cette résolution ont été dûment accomplies.

IV. que l’ordre du jour de l’Assemblée est libellé comme suit:

1. Transfert du siège social et de l’établissement principal de la Société de 1209, Orange Street, 19801 Wilmington, Delaware, United States of America à Luxembourg, Grand-Duché de Luxembourg, à la date de l’acte notarié, sans dissolution de la Société mais au contraire avec pleine continuation de sa personnalité morale et juridique, étant entendu que l’esprit, l’administration centrale et la gestion de la Société ont déjà sont déjà localisés à Luxembourg;

2. Adoption par la Société de la forme juridique d’une société a responsabilité limitée sous la dénomination CHC Helicopter Holding S.à r.l. et acceptation de la nationalité luxembourgeoise découlant du transfert du siège social et principal établissement de la Société à Luxembourg, Grand Duché de Luxembourg, étant entendu que l’esprit, l’administration centrale et la gestion de la Société ont déjà sont déjà localisés à Luxembourg;

3. Modification et refonte intégrale des statuts de la Société afin de les rendre conformes aux lois luxembourgeoises, suite au changement de nationalité de la Société qui devient une société régie par les lois de

Luxembourg, soumise à la loi luxembourgeoise sur les sociétés datée du 10 août 1915 telle que modifiée, ayant un capital social d’au moins 12.500 euros et adoption de l’objet social suivant:

“3.1 L’objet de la Société est l’acquisition et la prise de participations, tant au Luxembourg qu’à I’étranger, dans toutes sociétés ou entreprises sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, toutes valeurs et instruments financiers émis par toute entité publique ou privée. Elle peut participer à la création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle peut en outre investir dans l’acquisition et la gestion d’un portefeuille de brevets ou d’autres droits de propriété intellectuelle de quelque nature ou origine que ce soit. La Société peut conclure des contrats de leasing concernant des avions/hélicoptères en tant que preneur de leasing avec des tiers et peut sous-louer ces avions à ses filiales directes et indirectes ou sociétés affiliées.

3.2. La Société peut emprunter sous quelque forme que ce soit, sauf par voie d’offre publique. Elle peut procéder, uniquement par voie de placement privé, à l’émission de billets à ordre, d’obligations et de titres et instruments de toute autre nature. La Société peut prêter des fonds, y compris notamment, les revenus de tous emprunts, à ses filiales, sociétés affiliées ainsi qu’à toutes autres sociétés. La Société peut également consentir des garanties et nantir, céder, grever de charges ou autrement créer et accorder des sûretés sur toute ou partie de ses actifs afin de garantir ses propres obligations et celles de toute autre société et, de maniéré générale, en sa faveur et en faveur de toute autre société ou personne. En tout état de cause, la Société ne peut effectuer aucune activité réglementée du secteur financier sans avoir obtenu l’autorisation requise.

3.3. La Société peut employer toutes les techniques et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d’intérét et autres risques.

3.4. La Société peut effectuer toutes les opèrations commerciales, financières ou industrielles et toutes les transactions concernant des biens immobiliers ou mobiliers qui, directement ou indirectement, favorisent ou se rapportent à son objet social.”

4. Approbation du bilan de clôture (intérimaire) de la Société aux Etats-Unies d’Amérique, étant le bilan d’ouverture au Grand-Duché de Luxembourg et confirmation de la description et de la cohérence de tous les actifs et passifs de la Société et détermination du capital social de la Société;

5. Prise d’acte de la démission des gérants actuels de la Société et pleine décharge et nomination des nouveaux gérants luxembourgeois pour une durée illimitée;

6. Etablissement du siège social et de l’établissement principal de la Société au 13-15, avenue de la Liberté, L-1931 Luxembourg, Grand-Duché de Luxembourg; et

7. Divers.

V. Que l’Associé Unique a pris les résolutions suivantes:

PREMIERE RESOLUTION

L’Associé Unique décide de transférer le siège social et l’établissement principal de la Société de 1209, Orange Street, 19801 Wilmington, Delaware, Etats-Unies d’Amérique à Luxembourg, Grand-Duché de Luxembourg, avec effet immédiat, sans dissolution de la Société mais au contraire avec pleine continuation de sa personnalité morale et juridique. II est entendu que l’esprit, l’administration centrale et la gestion de la Société sont déjà localisés à Luxembourg. L’Associé Unique déclare par ailleurs que toutes les formalités requises selon les lois de l’Etat du Delaware en vue de faire entrer en vigueur ce transfert ont été dûment accomplies.

DEUXIEME RESOLUTION

L’Associé Unique décide que la Société adopte la forme juridique d’une société à responsabilité limitée sous la dénomination CHC Helicopter Holding S.à r.l. et accepte la nationalité luxembourgeoise suite au transfert du siège social et du principal établissement de la Société à la ville de Luxembourg, étant entendu que l’esprit, l’administration centrale et la gestion de la Société ont déjà sont déjà localisés à Luxembourg.

TROISIEME RESOLUTION

Suite aux résolutions précédentes, l’Associé unique décide de modifier et de refondre intégralement les statuts de la Société afin de la mettre en conformité avec les lois luxembourgeoises.

I. Dénomination - siège social - objet – durée

Art. 1 er. Dénomination. Est formée une société à responsabilité limitée sous la dénomination de “CHC Helicopter Holding S.à r.l.” (ci-dessous la Société) régie par les lois du Grand-Duché de Luxembourg, et en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (ci-dessous la Loi), ainsi que par les présents statuts (ci-dessous les Statuts).

Art. 2. Siège social.

2.1 Le siège social de la Société est établi à Luxembourg-Ville, Grand-Duché de Luxembourg. II peut être transféré dans la commune par décision du conseil de gérance. Le siège social peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par une résolution de l’associé unique ou par une assemblée générale des associés, selon les modalités requises pour la modification des Statuts.

2.2 II peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu’à l’étranger par décision du conseil de gérance. Lorsque le conseil de gérance estime que des développements ou événements extraordinaires d’ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou évènements sont de nature compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et l’étranger, le siège social peut être transféré provisoirement à l’étranger, jusqu’à cessation complète de ces circonstances. Ces mesures provisoires n’ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, reste une société luxembourgeoise.

Art. 3. Objet social.

3.1 L’objet de la Société est l‘acquisition et la prise de participations, tant au Luxembourg qu’à l’étranger, dans toutes sociétés ou entreprises sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, toutes valeurs et instruments financiers émis par toute entité publique ou privée. Elle peut participer à la création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle peut en outre investir dans l’acquisition et la gestion d’un portefeuille de brevets ou d’autres droits de propriété intellectuelle de quelque nature ou origine que ce soit. La Société peut conclure des contrats de leasing concernant des avions/hélicoptères en tant que preneur de leasing avec des tiers et peut sous-louer ces avions à ses filiales directes et indirectes ou sociétés affiliées.

3.2. La Société peut emprunter sous quelque forme que ce soit, sauf par voie d’offre publique. Elle peut procéder, uniquement par voie de placement privé, à l’émission de billets à ordre, d’obligations et de titres et instruments de toute autre nature. La Société peut prêter des fonds, y compris notamment, les revenus de tous emprunts, à ses filiales, sociétés affiliées ainsi qu’à toutes autres sociétés. La Société peut également consentir des garanties et nantir, céder, grever de charges ou autrement créer et accorder des sûretés sur toute ou partie de ses actifs afin de garantir ses propres obligations et celles de toute autre société et, de manière générale, en sa faveur et en faveur de toute autre société ou personne. En tout état de cause, la Société ne peut effectuer aucune activité réglementée du secteur financier sans avoir obtenu l’autorisation requise.

3.3. La Société peut employer toutes les techniques et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d’intérêt et autres risques.

3.4. La Société peut effectuer toutes les opérations commerciales, financières ou industrielles et toutes les transactions concernant des biens immobiliers ou mobiliers qui, directement ou indirectement, favorisent ou se rapportent à son objet social.

Art. 4. Durée.

4.1. La Société est formée pour une durée indéterminée.

4.2. La Société n’est pas dissoute en raison de la mort, de la suspension des droits civils, de l’incapacité, de l’insolvabilité, de la faillite ou de tout autre événement similaire affectant un ou plusieurs associés.

II. Capital - parts sociales

Art. 5. Capital.

5.1. Le capital social est fixé à douze mille cinq cents euros (EUR 12.500.-), représenté par douze mille cinq cents (12.500) parts sociales sous forme nominative, ayant une valeur nominale de un euro (EUR 1.-) chacune, toutes souscrites et entièrement libérées.

5.2. Le capital social peut être augmenté ou réduit à une ou plusieurs reprises par une résolution de l’associé unique ou, s’il y a lieu, par une assemblée générale des associés, selon les modalités requises pour la modification des Statuts.

Art. 6. Parts sociales.

6.1. Les parts sociales sont indivisibles et la Société ne reconnaît qu’un (1) seul propriétaire par part sociale.

6.2. Les parts sociales sont librement cessibles entre associés.

Lorsque la Société a un associé unique, les parts sociales sont librement cessibles aux tiers.

Lorsque la Société a plus d’un associé, la cession des parts sociales (inter vivos) à des tiers est soumise à l’accord préalable des associés représentant au moins les trois-quarts (3/4) du capital social.

La cession de parts sociales à un tiers par suite du décès doit être approuvée par les associés représentant les trois-quarts (3/4) des droits détenus par les survivants.

Une cession de parts sociales n’est opposable à l’égard de la Société ou des tiers, qu’après avoir été notifiée à la Société ou acceptée par celle-ci conformément à l’article 1690 du Code Civil.

6.3. Un registre des associés est tenu au siège social et peut être consulté à la demande de chaque associé.

6.4. La Société peut racheter ses propres parts sociales à condition que la Société ait des réserves distribuables suffisantes à cet effet ou que le rachat résulte de la réduction du capital social de la Société.

II. Gestion - représentation

Art. 7. Nomination et révocation des gérants.

7.1 La Société est gérée par un ou plusieurs gérants nommés par une résolution des associés, qui fixe la durée de leur mandat. Les gérants ne doivent pas être associés.

7.2 Les gérants sont révocables à tout moment (avec ou sans raison) par une décision des associés.

Art. 8. Conseil de gérance.

Si plusieurs gérants sont nommés, ils constituent le conseil de gérance (le Conseil) compose de gérants de classe A et de gérant de classe B.

8.1. Pouvoirs du conseil de gérance

(i) Tous les pouvoirs non expressément réservés par la Loi ou les Statuts à ou aux associés sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à l’objet social.

(ii) Des pouvoirs spéciaux et limités peuvent être délégués par le Conseil à un ou plusieurs agents pour des tâches spécifiques.

8.2. Procédure

(i) Le Conseil se réunit sur convocation d’au moins deux (2) gérants au lieu indiqué dans l’avis de convocation, qui en principe, est au Luxembourg.

(ii) II est donné à tous les gérants une convocation écrite de toute réunion du Conseil au moins vingt-quatre (24) heures à l’avance, sauf en cas d’urgence, auquel cas la nature et les circonstances de cette urgence sont mentionnées dans la convocation à la réunion.

(iii) Aucune convocation n’est requise si tous les membres du Conseil sont présents ou représentés et s’ils déclarent avoir parfaitement eu connaissance de l’ordre du jour de la réunion. Un gérant peut également renoncer à la convocation à une réunion, que ce soit avant ou après ladite réunion. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant dans des lieux et à des heures fixés dans un calendrier préalablement adopté par le Conseil.

(iv) Un gérant peut donner une procuration à un autre gérant afin de le représenter à toute réunion du Conseil.

(v) Le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres sont présents ou représentés et au moins un gérant de classe A et un gérant de classe B sont présents ou représentés. Les décisions du Conseil sont valablement adoptées à la majorité des voix exprimées à condition qu’au moins un gérant de classe A ait approuvé la décision. Les décisions du Conseil sont consignées dans des procès-verbaux signés par le président de la réunion ou, si aucun président n’a été nommé, par tous les gérants présents ou représentés.

(vi) Tout gérant peut participer à toute réunion du Conseil par téléphone ou visio- conférence ou par tout autre moyen de communication permettant à l’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à une réunion valablement convoquée et tenue.

(vii) Des résolutions circulaires signées par tous les gérants (les Résolutions Circulaires des Gérants) sont valables et engagent la Société comme si elles avaient été adoptées lors d’une réunion du Conseil valablement convoquée et tenue et portent la date de la dernière signature.

8.3. Représentation

(i) La Société est engagée vis-à-vis des tiers en toutes circonstances par les signatures conjointes d’un gérant de classe A et d’un gérant de classe B.

(ii) La Société est également engagée vis-à-vis des tiers par la signature de toutes personnes à qui des pouvoirs spéciaux ont été délégués.

Art. 9. Gérant unique.

9.1. Si la Société est gérée par un gérant unique, toute référence dans les Statuts au Conseil ou aux gérants doit être considérée, le cas échéant, comme une référence au gérant unique.

9.2. La Société est engagée vis-à-vis des tiers par la signature du gérant unique.

9.3. La Société est également engagée vis-à-vis des tiers par la signature de toutes personnes à qui des pouvoirs spéciaux ont été délégués.

Art. 10. Responsabilité des gérants.

10.1. Les gérants ne contractent, à raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi.

IV. Assemblées générales des associé(s)

Art. 11. Assemblées générales des associés et résolutions circulaires des associés.

11.1. Pouvoirs et droits de vote

(i) Les résolutions des associés sont adoptées en assemblée générale des associés (l’Assemblée Générale) ou par voie de résolutions circulaires (les Résolutions Circulaires des Associés) dans le cas où le nombre d’associés de la Société est inférieur ou égal à vingt-cinq.

(ii) Dans le cas où les résolutions sont adoptées par Résolutions Circulaires des Associés, le texte des résolutions est communiqué à tous les associés, conformément aux Statuts. Les Résolutions Circulaires des Associés signées par tous les associés sont valables et engagent la Société

comme si elles avaient été adoptées lors d’une Assemblée Générale valablement convoquée et tenue et portent la date de la dernière signature.

(iii) Chaque part sociale donne droit à un (1) vote.

11.2. Convocations, quorum, majorité et procédure de vote

(i) Les associés sont convoqués aux Assemblées Générales ou consultés par écrit à l’initiative de tout gérant ou des associés représentant plus de la moitié (1/2) du capital social.

(ii) Une convocation écrite à toute Assemblée Générale est donnée à tous les associés au moins huit (8) jours avant la date de l’assemblée, sauf en cas d’urgence, auquel cas, la nature et les circonstances de cette urgence sont précisées dans la convocation à ladite assemblée.

(iii) Les Assemblées Générales seront tenues au lieu et heure précisés dans les convocations.

(iv) Si tous les associés sont présents ou représentés et se considèrent comme ayant été valablement convoqués et informés de l’ordre du jour de l’assemblée, l’Assemblée Générale peut se tenir sans convocation préalable.

(v) Un associé peut donner une procuration écrite à toute autre personne, associé ou non, afin de le représenter à toute Assemblée Générale.

(vi) Les décisions à adopter par l’Assemblée Générale ou par Résolutions Circulaires des Associés sont adoptées par des associés détenant plus de la moitié (1/2) du capital social. Si cette majorité n’est pas atteinte à la première Assemblée Générale ou première consultation écrite, les associés sont convoqués par lettre recommandée à une seconde Assemblée Générale ou consultés une seconde fois, et es décisions sont adoptées par l’Assemblée Générale ou par Résolutions Circulaires des Associés à la majorité des voix exprimées, sans tenir compte de la proportion du capital social représenté.

(vii) Les Statuts sont modifiés avec le consentement de la majorité (en nombre) des associés détenant au moins les trois-quarts (3/4) du capital social.

(viii) Tout changement de nationalité de la Société ainsi que toute augmentation de l’engagement d’un associé dans la Société exige le consentement unanime des associés.

Art. 12. Associé unique.

12.1. Dans le cas où le nombre des associés est réduit à un (1), l’associé unique exerce tous les pouvoirs conférés par la Loi à l’Assemblée Générale.

12.2. Toute référence dans les Statuts aux associés et à l’Assemblée Générale ou aux Résolutions Circulaires des Associés doit être considérée, le cas échéant, comme une référence à l’associé unique ou aux résolutions de ce dernier.

12.3. Les résolutions de l’associé unique sont consignées dans des procès-verbaux ou rédigées par écrit.

V. Comptes annuels - affectation des bénéfices - contrôle

Art. 13. Exercice social et approbation des comptes annuels.

13.1. L’exercice social commence le premier (1) mai et se termine le trente (30) avril de l’année suivante.

13.2. Chaque année, le Conseil dresse le bilan et le compte de profits et pertes, ainsi qu’un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant les engagements de la Société ainsi que les dettes du ou des gérants et des associés envers la Société.

13.3. Tout associé peut prendre connaissance de l’inventaire et du bilan au siège social.

13.4. Le bilan et le compte de profits et pertes sont approuvés par l’Assemblée Générale annuelle ou par Résolutions Circulaires des Associés dans les six (6) mois de la clôture de l’exercice social.

13.5. Lorsque le nombre d’associés de la Société excède vingt-cinq (25) associés, l’Assemblée Générale annuelle doit se tenir chaque année le premier mardi du mois de juin à 15 heures au siège social de la Société, et si ce jour n’est pas un jour ouvrable pour les banques à Luxembourg (un Jour Ouvrable), le Jour Ouvrable suivant à la même heure et au même lieu.

Art. 14. Commissaire aux comptes - Réviseurs d’entreprises.

14.1. Lorsque le nombre d’associés de la Société excède vingt-cinq (25) associés, les opérations de la Société sont contrôlées par un ou plusieurs commissaire(s) aux comptes, qui peuvent être associés ou non.

14.2. Les opérations de la Société seront supervisées par un ou plusieurs réviseurs d’entreprise, dans les cas prévus par la loi.

14.3 Les associés devront nommer le(s) commissaire(s) aux comptes/ réviseurs d’entreprise et déterminer leur nombre, leur rémunération et la durée de leur mandat, lequel ne pourra dépasser six (6) ans. Le(s) commissaire(s) aux comptes et les réviseurs d’entreprises pourront être réélus.

Art. 15. Affectation des bénéfices.

15.1. Cinq pour cent (5%) des bénéfices nets annuels de la Société sont affectés à la réserve requise par la Loi. Cette affectation cesse d’être exigée quand la réserve légale atteint dix pour cent (10%) du capital social.

15.2. Les associés décident de l’affectation du solde des bénéfices nets annuels. lls peuvent allouer ce bénéfice au paiement d’un dividende, l‘affecter à un compte de réserve ou le reporter.

15.3. Des dividendes intérimaires peuvent être distribués, à tout moment, aux conditions suivantes:

(i) des comptes intérimaires sont établis par le Conseil;

(ii) ces comptes intérimaires montrent que des bénéfices et autres réserves (en ce compris la prime d’émission) suffisants sont disponibles pour une distribution; étant entendu que le montant à distribuer ne peut excéder le montant des bénéfices réalisés depuis la fin du dernier exercice social dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et réduit par les pertes reportées et les sommes à affecter à la réserve légale;

(iii) la décision de distribuer des dividendes intérimaires doit être adoptée par les associés dans les deux (2) mois suivant la date des comptes intérimaires;

(iv) les droits des créanciers de la Société ne sont pas menacés, compte tenu des actifs de la Société; et

(v) si les dividendes intérimaires qui ont été distribués excédent les bénéfices distribuables à la fin de l’exercice social, les associés doivent reverser l’excès à la Société.

VI. Dissolution - liquidation

16.1. La Société peut être dissoute à tout moment, par une résolution des associés adoptée par la moitié (1/2) des associés détenant les trois-quarts (3/4) du capital social. Les associés nomment un ou plusieurs liquidateurs, qui n’ont pas besoin d’être associés, pour réaliser la liquidation et déterminent leur nombre, pouvoirs et rémunération. Sauf décision contraire des associés, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la Société.

16.2. Le boni de liquidation après la réalisation des actifs et le paiement des dettes est distribué aux associés proportionnellement aux parts sociales détenues par chacun d’entre eux.

VII. Dispositions générales

17.1. Les convocations et communications, respectivement les renonciations à celles-ci, sont faites, et les Résolutions Circulaires des Gérants ainsi que les Résolutions Circulaires des Associés sont établies par écrit, télégramme, téléfax, e-mail ou tout autre moyen de communication électronique.

17.2. Les procurations sont données par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du Conseil peuvent également être données par un gérant conformément aux conditions acceptées par le Conseil.

17.3. Les signatures peuvent être sous forme manuscrite ou électronique, à condition de satisfaire aux conditions légales pour être assimilées à des signatures manuscrites. Les signatures des Résolutions Circulaires des Gérants ou des Résolutions Circulaires des Associés, selon le cas, sont apposées sur un original ou sur plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

17.4. Pour tous les points non expressément prévus par les Statuts, il est fait référence à la Loi et, sous réserve des dispositions légales d’ordre public, à tout accord conclu de temps à autre entre les associés.

QUATRIEME RESOLUTION

L’Associé Unique décide d’approuver le bilan de clôture (intérimaire) aux Etats-Unies d’Amérique, étant le bilan d’ouverture au Grand-Duché de Luxembourg en tant que tel à la date de l’acte notarié, dont une copie restera attachée au présent acte.

L’Associé unique déclare que la description et la cohérance de tous les actifs et passifs de la Société et détermination du capital social de la Société résultent du bilan mentionné précédemment.

L’Associé Unique déclare que l’actif et le passif de la Société restent, sans restriction, entièrement attachés à la Société, qui continuera à posséder tout l’actif et à assumer tous les dettes et engagements.

L’Associé unique déclare que la valeur de l’actif et du passif de la Société est au minimum égale à la somme du capital social émis de la Société d’un montant de 12.500 représenté par 12.500 parts sociales avec une valeur nominale d’un (1) euro, ce qui a été confirmé par un certificat de la gérance de CHC Helicopter LLC montré au notaire instrumentant.

CINQUIEME RESOLUTION

L’Associé Unique décide de reconnaître, avec effet immédiat, la démission des gérants de la Société de leurs fonctions de gérants de la Société et de leur accorder entière décharge pour leurs fonctions de gérants de la Société à compter de la date de leur nomination comme gérants de la Société jusqu’à la date de cet acte.

L’Associé Unique décide encore:

1. de nommer, avec effet immédiat, comme gérant de classe A de la Société pour une durée illimitée:

•	Mark McComiskey, né le 14 octobre 1972 à Dublin (Irelande), avec adresse professionnelle à First Reserve Corporation, One Lafayette Place, Greenwich, CT 06830, USA;

•	Dod Wales, né le 26 novembre 1976 a Cincinnati, Ohio (USA), avec adresse professionnelle à First Reserve Corporation, One Lafayette Place, greenwich, CT 06830, USA; et

•	Daren Schneider, né le 21 novembre 1968, à New York (USA), avec adresse professionnelle à First Reserve Corporation, One Lafayette Place, greenwich, CT 06830, USA.

2. de nommer avec effet immédiat comme gérant de classe B de la Société pour une durée illimitée:

•

ATC Management (Luxembourg) S.à r.l., une société a responsabilité limitée, constituée et régie par les lois du Grand-Duché de Luxembourg, enregistrée au registre du commerce et des sociétés de Luxembourg sous le numéro B 103.336;

•	Paul Lamberts, né le 18 septembre 1965, à Tilburg (les Pays-Bas), avec adresse professionnelle au 13-15, avenue de la Liberté, L-1931 Luxembourg, Grand-Duché de Luxembourg;

•	Richard Brekeimans, né le 12 septembre 1960 à Amsterdam, (les Pays-Bas), avec adresse professionnelle au 13-15, avenue de la Liberté. L-1931 Luxembourg, Grand-Duché de Luxembourg ; er

•	Joan Dejans, né le 17 novembre 1966 à Aarschot (Belgique) avec adresse professionnelle au 13-15, avenue de la Liberté, L-1931 Luxembourg, Gand-Duché de Luxembourg.

SIXIEME RESOLUTION

L’Associé Unique décides d’établir le siège social et l’établissement principal de la Société au 13-15, avenue de la Liberté, L-1931 Luxembourg, Grand-Duché de Luxembourg, étant entendu que l’esprit et la gestion de la Société sont déjà localisés à la même adresse.

ESTIMATION DES FRAIS

Les dépenses, frais, honoraires et charges de quelque nature que ce soit qui incombent à la Société en raison du présent acte s’élèvent à six mille huit cents euros (EUR 6.800,-).

Le notaire soussigné, qui comprend et parle l’anglais, déclare par la présente, qu’à la requête de la partie comparante ci-dessus, le présent acte est rédigé en anglais, suivi d’une version française, à la requête de la même partie comparante, en cas de divergences entre le texte anglais et le texte français, la version anglaise fera foi.

Dont acte, fait et passé à Luxembourg, à la date qu’en tête des présentes.

Lecture du présent acte ayant été faite au mandataire de la partie comparante, le mandataire de la partie comparante a signé ensemble avec nous, le notaire, le présent acte original.